Exhibit 32.1
CERTIFICATION
     Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United State Code (18 U.S.C. § 1350), Dan W. Denney Jr., Ph.D., the Chief Executive Officer of Genitope Corporation (the “Company”), and John M. Vuko, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.
     In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of November, 2005.

/s/ Dan W. Denney Jr.	/s/ John M. Vuko

Dan W. Denney Jr., Ph.D.	John M. Vuko
Chairman and Chief Executive Officer	Vice President of Finance and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
“This certification accompanies this Quarterly Report on Form 10-Q, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of Genitope Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.”